                                                                   EXHIBIT 16(c)


   Merrill Lynch California Municipal Bond Fund of Merrill Lynch California Municipal Series Trust - Class C
         10/21/94 - 08/31/95

                                                                             Since                        Since
                                                                           Inception                    Inception
                                                                         Average Annual                   Total
                                                                          Total Return                   Return*
                                                                         --------------                 ---------
Initial Investment                                                            $1,000.00                $1,000.00

Divided by Net Asset Value                                                        10.94                    10.94
                                                                            -----------              -----------
Equals Shares Purchased                                                          91.408                   91.408

Plus Shares Acquired through
     Dividend Reinvestment                                                        4.000                    4.000
                                                                            -----------              -----------
Equals Shares Held at 08/31/95                                                   95.407                   95.407

Multiplied by Net Asset Value at 08/31/95                                         11.42                    11.42
                                                                            -----------              -----------
Equals Ending Value before deduction for
     contingent deferred sales charge                                          1,089.55                 1,089.55

Less deferred sales charge                                                      (10.00)                     0.00
                                                                            -----------              -----------
Equals Ending Redeemable Value
     at $1000 Investment (ERV) at 08/31/95                                     1,079.55                 1,089.55
                                                                            -----------              -----------
Divided by $1,000 (P)                                                            1.0796                   1.0896

Subtract 1                                                                       0.0796                   0.0896

Expressed as a percentage equals
     the Aggregate Total for the Period (T)                                        7.96%
                                                                            ===========

Expressed as a percentage equals the Aggregate
     Total for the Period                                                                                   8.96%
                                                                                                     ===========

ERV divided by P                                                                 1.0796

Raise to the power of                                                            1.1624

Equals                                                                           1.0931

Subtract 1                                                                       0.0931

Expressed as a percentage equals the
     Average Annualized Total Return                                               9.31%
                                                                            ===========


*  Does not include sales charge for the period.
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                           30 DAYS STANDARDIZED YIELD
                         FOR THE PERIOD ENDING 08-31-95


   Merrill Lynch California Municipal Bond Fund of Merrill Lynch California Municipal Series Trust - Class C





Long term income generally based on yield to
     maturity times market value of each security                                                        $12,747

Plus short term income accrued for
     the past thirty days                                                                                  1,718
                                                                                                     -----------
Equals Total Income                                                                                       14,465

Less expenses for the past thirty days                                                                    -2,981
                                                                                                     -----------
Equals net monthly income for yield calculation                                                           11,485
                                                                                                     -----------
Average shares outstanding for 30 days                                                                   255,307

Times the Net Asset Value                                                                                  11.40
                                                                                                     -----------
Equals total dollars                                                                                  $2,910,505
                                                                                                     ===========

Net monthly income divided by total
     dollars equals                                                                                  0.003945996

Add 1                                                                                                1.003945996

Raise to the power of 6                                                                              1.023910770

Subtract 1                                                                                           0.023910770

Times 2                                                                                              0.047821540

Expressed as a percentage equals the
     standardized yield for 30 day period                                                                  4.78%
                                                                                                       =========

Tax Rate                                                                                                  28.00%

X = 1 minus Tax Rate                                                                                      72.00%

Standardized Yield divided by x equals
     Tax Equivalent Yield for 30 day period                                                                6.64%
                                                                                                       =========